EXHIBIT 23.2

   Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84319) and in the Registration Statements on Form S-8 (No. 333-21749, No. 333-21747, No. 333-78837, No. 333-78891, No. 333-77669
and No. 333-77671) of The Right Start, Inc. of our report dated March 12, 1999 relating to the financial statements and financial statement schedule as of January 30, 1999 and for the years ended January 30, 1999 and January 31, 1998, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
May 11, 2000